                                                                     EXHIBIT 4.1


                         REGISTRATION RIGHTS AGREEMENT

                                by and between

                           DATA CRITICAL CORPORATION

                                      and

                        ELIXIS CORPORATION SHAREHOLDERS

                             Dated: March 31, 2000
                                    --------------

                           DATA CRITICAL CORPORATION

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     This Registration Rights Agreement (the "Agreement") is made as of the 31st
                                              ---------
day of March, 2000, by and among Data Critical Corporation, a Delaware corporation (the "Company"), and the Individuals listed on Schedule 1 (the
                  -------
"Holders").
--------

                                    RECITALS
                                    --------

     WHEREAS, The Company and Elixis have entered into an Agreement and Plan of Merger dated March 12, 2000 (the "Merger Agreement") pursuant to which the
                                  ----------------
Company has agreed to acquire all of the shares of Holders in exchange for issuing to Holders shares of the Company's Common Stock;

     WHEREAS, pursuant to the Merger Agreement, the Company has agreed to issue 210,000 shares of the Company's Common Stock to Elixis shareholders;

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders hereby agree as follows:

     1.1  Definitions.  For purposes of this Agreement:
          -----------

          (a)    The term "Closing Date" shall mean March 31, 2000, or, if all
                           ------------
of the conditions to the obligations of the Parties to consummate the transactions contemplated by this Agreement have not been satisfied or waived by such date, on such mutually agreed upon later date as soon as practicable after the satisfaction or waiver of all such conditions.

          (b)    The term "Governmental Entity" shall mean any court, arbitral
                           -------------------
tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

          (c)    The term "Holder" means any person owning or having the right
                           ------
to acquire Registrable Securities;

          (d)    The terms "register," "registered," and "registration" refer to
                            --------    ----------        ------------
a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such
 --------------
registration statement or document;

          (e)    The term "Registrable Securities" means (i) any shares of
                           ----------------------
Common Stock issued to Holders pursuant to the Merger Agreement and (ii) any other shares of

Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i); provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock shall only be treated as Registrable Securities if and so long as it has not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

          (f)    The term "Securities with Piggyback Rights" means securities of
                           --------------------------------
the Company which are entitled upon request to be included in a registration effected by the Company (including a registration statement effected by the Company for shareholders); and

          (g)    The term "SEC" means the Securities and Exchange Commission.
                           ---

          (h)    The term "Target" means Elixis Corporation, a Washington
                           ------
corporation.

     1.2  Company Registration.  If (but without any obligation to do so), the
          --------------------
Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.3, the Company shall, subject to the provisions of this Agreement, cause to be registered under the Securities Act all of the Registrable Securities and all Securities with Piggyback Rights that each such Holder has requested to be registered.

    1.3   Obligations of the Company.  Whenever required under this Agreement to
          --------------------------
effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to ninety (90) days.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities and each Holder of Securities with Piggyback Rights covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for ninety
(90) days.

          (g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

     1.4  Furnish Information.  It shall be a condition precedent to the
          -------------------
obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

     1.5  Expenses of Registration.  All expenses, other than underwriting
          ------------------------
discounts and commissions, incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to this Agreement for each Holder, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

     1.6  Underwriting Requirements.  In connection with any offering involving
          -------------------------
an underwriting of shares of the Company's capital stock, the Company shall not be required to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, that all selling Holders of Registrable Securities and Securities with Piggyback Registration Rights request to be in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders and other holders of Securities with Piggyback Rights according to the total amount of Registrable Securities and Securities with Piggyback Rights owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall the amount of securities of the selling Holders included in the offering be reduced below twenty percent (20%) of the total amount of securities included in such offering.

     1.7  Lock-up.  Prior to the expiration of one hundred eighty (180) days
          -------
from the Effective Date of the Merger (as defined in the Merger Agreement), Mitchell Gold and Patrick Angelel shall not sell, contract to sell or make any other disposition of, or grant any purchase option for the sale of, any shares of Common Stock, directly or indirectly, whether or not Mitchell Gold or Patrick Angelel disclaim any beneficial ownership of such shares of Common Stock.

     1.8  Delay of Registration.  No Holder shall have any right to obtain or
          ---------------------
seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     1.9  Indemnification.  In the event any Registrable Securities are included
          ---------------
in a registration statement under this Agreement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or
                 ------------
liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged
                            ---------
untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this subsection 1.8(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

          (c)    Promptly after receipt by an indemnified party under this
Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

          (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a Holder under this Subsection 1.8(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f)    The obligations of the Company and Holders under this Section
1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

     1.10 Reports Under Securities Exchange Act of 1934. With a view to making
          ---------------------------------------------
available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after March ___, 2000), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

2.   Matters Relating to Company Common Stock
     ----------------------------------------

     2.1  Issue of Stock.  Holders are aware that (i) the shares of Company
          --------------
Common Stock to be issued to Holders pursuant to the Merger Agreement will not be registered and will not be issued pursuant to a registration statement under the Securities Act but will instead be issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act, and (ii) the
                          ------------
issuance of such shares of Company Common Stock has not been approved or reviewed by the SEC (defined above) or by any other Governmental Entity.

     2.2  Limitations on Transfer.  Holders acknowledge and agree that, because
          -----------------------
the shares of Company Common Stock to be issued pursuant to the Merger Agreement will not be registered under the Securities Act, such shares can not be resold unless they are registered under the Securities Act or unless an exemption from registration is available. Holders further acknowledge and agree that (i) Company is under no obligation to file a registration statement with respect to such shares of Company Common Stock to be issued pursuant to the Merger Agreement, and (ii) the provisions of Rule 144 under the Securities Act will permit resale of shares of Company Common Stock to be issued to Holders pursuant to the Merger Agreement only under limited circumstances and that such shares must be held by Holders for at least one (1) year before they can be freely sold pursuant to Rule 144 under the Securities Act unless such are registered pursuant to a registration statement under the Securities Act.

     2.3  Investment Purpose.  Holders represent and warrant that (i) the shares
          ------------------
of Company Common Stock to be issued to Holders pursuant to the Merger Agreement are being acquired by Holders for investment and for their own account, and not with a view to, or for resale in connection with, any unregistered distribution thereof; (ii) Holders have requested and received, reviewed and considered all the information Holders consider necessary to enable the to make an informed decision to invest in shares of Company Common Stock, including Company's Form S-1 Registration Statement No. 333-78059 effective November 8, 1999, and other publicly-available filings with the SEC (the "Company SEC Documents"); (iii) Holders' Affiliates, Representatives (as those terms are defined in the Merger Agreement) and advisors have been given the opportunity (A) to ask questions of, and to receive answers from, Representatives of Company concerning the terms and conditions of the contemplated issuance of shares of Company Common Stock to Holders, and the business, properties, prospects and financial condition of Company and (B) to obtain any additional information (to the extent Company possesses such information or is able to acquire it without unreasonable effort or expense and without breach of confidentiality obligations) necessary to verify the accuracy of the information set forth in the Company SEC Documents;
(iv) Holders are knowledgeable, sophisticated and experienced in making, and are qualified to make, decisions with respect to investments in securities presenting investment decisions similar to that involved in Holders' contemplated investment in shares of Company Common Stock to be issued pursuant to the Merger Agreement; (v) Holders understand and have fully considered the risks of acquiring and owning shares of Company Common Stock and further understand that (A) an investment in shares of Company Common Stock is a speculative investment which involves a high degree of risk and is suitable only for an investor who is able to bear the economic consequences of losing the entire investment, and (B) there are substantial restrictions on the transferability of the shares of Company Common Stock to be issued pursuant to the Merger Agreement and, accordingly, it may not be possible for Holders to liquidate their investment in such shares (in whole or in part) in the case of emergency; and (vi) Holders are able to hold shares of Company Common Stock for a substantial period of time and to afford a complete loss of its investment in such shares.

     2.4  Stop Transfer Instructions.  Holders understand that stop transfer
          ---------------------------
instructions will be given to Company's transfer agent with respect to the shares of Company Common Stock to be issued to Holders pursuant to the Merger Agreement, and that there will be placed on the certificate or certificates representing such shares the following legend (together with any other legend or legends required by applicable state securities or "blue sky" laws or otherwise):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED

     UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER SUCH ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Upon delivery to Company of a legal opinion by counsel to the holder of such certificate, reasonably satisfactory in form and substance to Company, stating that the shares of Company Common Stock represented by such certificate may be offered, sold and delivered in the United States without restrictions under the United States securities laws, such certificate shall be reissued without the foregoing legend.

3.  Termination
    -----------

     3.1  Termination of Registration Rights.  No Holder shall be entitled to
          ----------------------------------
exercise any right provided for in this Agreement after the earlier of (i) March ___, 2001, (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares during a three (3)-month period without registration, or (iii) upon termination of the entire Agreement upon a change in control of the Company, as provided in Section 3.2.

     3.2  Termination of Entire Agreement Upon Change of Control.  This
          ------------------------------------------------------
Agreement shall terminate, and have no further force and effect, when the Company shall sell, convey, or otherwise dispose of all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation) or effect any other transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, provided that this Agreement shall not be terminated following a merger effected solely for the purpose of changing the domicile of the Company.

4.  Miscellaneous
    -------------

     4.1  Successors and Assigns.  Except as otherwise provided in this
          ----------------------
Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Common Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     4.2  Amendments and Waivers.  Any term of this Agreement may be amended or
          ----------------------
waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

     4.3  Notices.  Unless otherwise provided, any notice required or permitted
          -------
by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth below or as subsequently modified by written notice.

     4.4  Severability.  If one or more provisions of this Agreement are held to
          ------------
be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

     4.5  Governing Law.  This Agreement and all acts and transactions pursuant
          -------------
hereto shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of laws.

     4.6  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     4.7  Titles and Subtitles.  The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.


                            [Signature Page Follows]

     The parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY:                                HOLDERS:

DATA CRITICAL CORPORATION               _____________________.


By:   /s/ Jeffrey S. Brown              By: See Schedule 1
     ---------------------------           --------------------------------
Name: Jeffrey S. Brown                  Name:
     ---------------------------             ------------------------------
            (print)                                 (print)

Title: President/CEO                    Title:
      ---------------------------             -----------------------------

Address:  19800 North Creek Parkway     Address:
          Suite 100                             ---------------------------
          Bothell, WA  98011
                                                ---------------------------

                                                ---------------------------

Fax:      (425) 482-7010                Fax:    (___) ___-____

                                  SCHEDULE 1

                              ELIXIS CORPORATION

                             List of Shareholders

SHAREHOLDER

Mitchell Gold
Edward Boyle Jr.
Patrick Angelel
Steve Bailey
The Handshake Group, LLC
Robert A. and Madeline A. Bailey, COM PROP
Harvey J. Barnett
Bellevue Urology Assoc., Inc. P.S. Profit
  Sharing Plan FBO
  Richard S. Pelman, M.D. Trustee
Michael K. Brawer, M.D. KEOGH
Martin Joe Campbell
Flying Elk Investment LLC
Terence P. & Lisa C. Gleason, JT TEN
Peter Gottlieb
Greenwood 1 Partners
Harold P. & Virginia W. Hulen, JT TEN
Bill Hurwitz
Names Family LP
Payne and Jones Employee's Money
  Purchase Pension Plan PBO Edward S. Boyle, Sr.
Ronald S. and Maurya K. Radvilas, JT TEN
Robert E. Reid
John Charles Russell
Herbert Selipsky, COM PROP
Clifford E. Tufty